EXHIBIT 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement (Form S-8) of MTM Technologies, Inc., to be filed on or about March 4, 2005, of our report dated November 5, 2004, with respect to the consolidated financial statements of Vector Global Services, Inc., and subsidiaries as of and for the nine months ended September 30, 2004 included in the Form 8-K of MTM Technologies, Inc. filed on or about December 10, 2004.


                                         /s/ UHY LLP

                                         UHY LLP

New York, New York
March 4, 2005